EXHIBIT 3.5

                                  RESTATED
                                  BY-LAWS
                                     OF
                        GLENAYRE TECHNOLOGIES, INC.


                                 ARTICLE I

                                  OFFICES

     Section I. The registered office of the Corporation shall be in the City of Dover, County of Kent, State of Delaware. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                 ARTICLE II

                                STOCKHOLDERS

     Section II. Time and Place of Meetings. All meetings of the stock-holders for the election of directors or for any other purpose shall be held at such time and place, within or without the State of Delaware, as shall be designated by the Board of Directors, the Chairman of the Board, the Vice Chairman of the Board or the President. In the absence of any such designation, each such meeting shall be held at the principal office of the Corporation.

     Section III. Annual Meetings. An annual meeting of stockholders shall be held for the purpose of electing Directors and transacting such other business as may properly be brought before the meeting. The date of the annual meeting shall be determined by the Board of Directors.

     Section IV. Special Meetings. Except as otherwise required by law and subject to the rights of the holders of any class or series of shares issued by the Corporation, having a preference over the Common Shares as to dividends or upon liquidation, to elect directors in certain circumstances, special meetings of the stockholders of the Corporation may be called only by (i) the Board of Directors pursuant to a resolution approved by the affirmative vote of a majority of the directors then in office, (ii) the Chairman of the Board, if one is elected or (iii) the President. Only those matters set forth in the notice of the special meeting may be considered or acted upon at such special meeting, unless otherwise provided by law.

     Section V. Notice of Meetings. Written notice of each meeting of the stockholders stating the place, date and time of the meeting shall be given not less than ten nor more than sixty days before the date of the meeting, to each stockholder entitled to

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vote  at such  meeting,  subject to  such exceptions as may be  permitted by the General Corporation Law of Delaware. The notice of any special meeting of stockholders shall state the purpose or purposes for which the meeting is called.

     Section VI. Quorum. The holders of one-third of the shares of stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by law. If a quorum is not present or represented, the holders of the stock present in person or represented by proxy at the meeting and entitled to vote thereat shall have power, by the affirmative vote of the holders of a majority of such stock, to adjourn the meeting to another time and/or place, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting, at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the ad-journed meeting shall be given to each stockholder of record entitled to vote at the meeting.

     Section VII. Voting. At all meetings of the stockholders, each stockholder shall be entitled to vote, in person or by proxy, the shares of voting stock owned by such stockholder of record on the record date for the meeting. When a quorum is present or represented at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless (1) the question is one upon which, by express provision of law or of the certificate of incorporation or the by-laws, a different vote is required, in which case such express provision shall govern and control the decision of such question; or (2) the vote relates to the election of directors, who shall be elected by the vote of the holders of a plurality of the stock having voting power present in person or represented by proxy.

     Section VIII. Informal Action by Stockholders. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by a consent in writing by any such holders.

     Section IX. Advance Notification of Proposals at Stockholder's Meetings. If a stockholder desires to submit a proposal for consideration at an annual or special stockholders' meeting, or to nominate persons for election as directors at any stockholders' meeting duly called for the election of directors, written notice of such stockholders's intent to make such a proposal or nomination must be given and received by the Secretary of the Corporation at

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

the  principal executive offices  of the Corporation
either by personal delivery or by United States mail not later than (i) with respect to an annual meeting of stockholders, 60 days prior to the anniversary date of the immediately preceding annual meeting, and (ii) with respect to a special meeting of stockholders, the close of business on the tenth day following the date on which notice of such meeting is first sent or given to stockholders. Each notice shall describe the proposal or nomination in sufficient detail for the proposal or nomination to be summarized on the agenda for the meeting and shall set forth (i) the name and address, as it appears on the books of the Corporation, of the stock-holder who intends to make the proposal or nomination; (ii) a representa-tion that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to present such proposal or nomination; and (iii) the class and number of shares of the Corporation which are beneficially owned by the stockholder. In addition, in the case of a stockholder proposal, the notice shall set forth the reasons for conducting such proposed business at the meeting and any material interest of the stockholder in such business. In the case of a nomination of any person for election as a director, the notice shall set forth: (i) the name and address of any person to be nominated; (ii) a description of all arrangements or under-standings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (iii) such other information regarding such nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended; and (iv) the consent of each nominee to serve as a director of the Corporation if so elected. The presiding officer of the annual or special meeting shall, if the facts warrant, refuse to acknowledge a proposal or nomination not made in compliance with the foregoing procedure, and any such proposal or nomina-tion not properly brought before the meeting shall not be considered.

     Section X. Advisory Stockholder Votes. In order for the stockholders to adopt or approve any precatory proposal submitted to them for the purpose of requesting the Board of Directors to take certain actions, a majority of the outstanding stock of the Corporation entitled to vote thereon must be voted for the proposal.

                                ARTICLE III

                                 DIRECTORS

     Section 1. General Powers. The business and affairs of the Corpora-tion shall be managed and controlled by or under the direction of a Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as

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

are not by law or by the Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the stockholders.

     Section 2. Number, Qualification and Tenure. Except as otherwise permitted by any provisions of the Certificate of Incorporation relating to the rights of holders of any class or series, having a preference over the Common Shares as to dividends or upon liquidation, to elect directors in certain circumstances, the number of directors of the Corporation shall be fixed from time to time by the vote of a majority of the entire Board of Directors, but such number shall in no case be less than three. Any such determination made by the Board of Directors shall continue in effect unless and until changed by the Board of Directors, but no such changes shall affect the term of any director then in office. Directors need not be stockholders.

     The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. At the 1990 annual meeting of stockholders, Class I directors shall be elected for a one year term, Class II directors for a two-year term and Class III directors for a three-year term. At such succeeding annual meeting of stockholders beginning in 1991, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the authorized number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from any increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his or her term expires and until his or her succes-sor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

     Notwithstanding the foregoing, whenever the holders of any one or more classes or series of shares, having a preference over the Common Shares as to dividends or upon liquidation, issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of the Certificate of Incorporation applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article III, Section 2.

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

     Any director elected by the stockholders, or by the Board of Directors to fill a vacancy, may be removed only for cause by the affirmative vote of the holders of a majority of the voting power represented by all the shares of stock of the Corporation outstanding and entitled to vote for the election of directors, given at a duly called annual or special meeting of stockholders.

     Section 3. Vacancies. Except as otherwise required by law or permitted by any provisions of the Certificate of Incorporation relating to the rights of holders of any class or series of shares, having a preference over the Common Shares as to dividends or upon liquidation, to elect directors in certain circumstances, any vacancy on the Board of Directors the results from any increase in the number of directors shall be filled only by a majority of the Board of Directors then in office, provided that a quorum is present, and any other vacancy occurring in the Board of Directors shall be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his or her prede-cessor.

     Section 4.   Place  of  Meetings.   The Board  of  Directors amy  hold
meetings, both regular and special, either within or without the State of Delaware.

     Section 5. Regular Meetings. The Board of Directors shall hold a regular meeting, to be known as the annual meeting, immediately following each annual meeting of the stockholders. Other regular meetings of the Board of Directors shall be held at such time and at such place as shall from time to time be determined by the Board. No notice of regular meetings need be given.

     Section 6. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, the Vice Chairman of the Board or the President, and meetings shall be called by the Secretary on the written request of any Director. Such meeting shall be held at such place or places as shall be stated in the call of the meeting. Notice of any special meeting shall be given at least twenty-four (24) hours previous thereto in any one of the following methods: by oral or telephonic notice, by written notice delivered personally or mailed to each director at his business address, or by telegram, cable or telex; provided, that if notice is given by mail only, it shall be given at least forty-eight (48) hours prior to such meeting. If mailed, such notice shall be deemed to be delivered when deposited in a post office or public letter box so ad-dressed, with postage thereon prepaid and a notice given by means of transmitted or recorded communication shall be deemed to have been given when dispatched or delivered to the appropriate communication company or its representative for dispatch.

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     Section  7.  Quorum.   At all meetings  of the Board  or any committee
thereof, one-half of the total number of Directors, or members of such committee, as the case may be, shall constitute a quorum for the transac-tion of business and the act of a majority of the Directors or the commit-tee members present at any meeting at which there is a quorum shall be act of the Board of Directors or such committee, as the case may be, except as may be otherwise specifically provided by law or the certificate of incorporation or by-laws. If a quorum shall not be present at any meeting of the Board of Directors or any committee thereof, the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

     Section 8. Organization. Each meeting of the Board of Directors shall be presided over by the Chairman of the Board (if there is a Chairman of the Board), or, in the absence of the Chairman of the Board by the Vice Chairman of the Board (if there is a Vice Chairman of the Board), or in the absence of both the Chairman of the Board and the Vice Chairman of the Board by the President, or in the absence of the Chairman of the Board, the Vice Chairman of the Board and the President by a Director chosen by a majority of the Directors present.


     Section 9. Executive Committee. The Board of Directors, by resolu-tion adopted by a majority of the whole Board, may designate one or more Directors to constitute an Executive Committee, to serve as such, unless the resolution designating the Executive Committee is sooner amended or rescinded by the Board of Directors, until the next annual meeting of the Board or until their respective successors are designated. The Board of Directors, by resolution adopted by a majority of the whole Board, may also designate additional Directors as alternate members of the Executive Committee to serve as members of the Executive Committee in the place and stead of any regular member or members thereof who may be unable to attend a meeting or otherwise unavailable to act as a member of the Executive Committee. In the absence or disqualification of a member and all alter-nate members who may serve in the place and stead of such member, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another Director to act at the meeting in the place of any such absent or disqualified member.

     Except as expressly limited by the General Corporation Law of the State of Delaware or the Certificate or Incorporation, the Executive Committee shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation between the meetings of the Board of Directors. The Executive Committee shall keep a record of its acts and proceedings, which shall form a part of the records of the Corporation in the custody of the Secretary, and all actions of

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

the Executive Committee shall be reported to the Board of Directors at the next meeting of the Board.

     Meetings of the Executive Committee may be called at any time by the Chairman of the Board, the Vice Chairman of the Board, the President or any two of its members. No notice of the meetings need be given. Except as expressly provided in this Section, the Executive Committee shall fix its own rules of procedure.

     Section 10. Other Committees. The Board of Directors, by resolution adopted by a majority of the whole Board, may designate one or more other committees, each such committee to consist of one or more Directors. Except as expressly limited by the General Corporation Law of the State of Delaware or the Certificate of Incorporation, any such committee shall have and may exercise such powers as the Board of Directors may determine and specify in the resolution designating such committee. The Board of Directors, by resolution adopted by a majority of the whole Board, also may designate one or more additional Directors as alternate members of any such committee to replace any absent or disqualified member at any meeting of the committee, and at any time may change the membership of any committee or amend or rescind the resolution designating the committee. In the absence or disqualification of a member or alternate member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another Director to act at the meeting in the place of any such absent or disqualified member, provided that the Director so appointed meets any qualifications stated in the resolution designating the committee. Each committee shall keep a record of proceedings and report the same to the Board of Directors to such extent and in such form as the Board of Directors may required. Unless otherwise provided in the resolu-tion designating a committee, a majority of all of the members of any such committee may select its Chairman, fix its rules or procedure, fix the time and place of its meetings and specify what notice of meetings, if any, shall be given.

     Section 11. Action without Meeting. Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

     Section 12. Attendance by Telephone. Members of the Board of Directors, or of any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participat-

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

ing in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

     Section 13. Compensation. The Board of Directors shall have the authority to fix the compensation of Directors, which may include their expenses, if any, of attendance at each meeting of the Board of Directors or of a committee.

                                 ARTICLE IV

                                  OFFICERS

     Section 1. Enumeration. The officers of the Corporation shall be elected by the Board of Directors and shall consist of a Chief Executive Officer (who shall be either the Chairman of the Board, the Vice Chairman of the Board or the President, as provided in these By-Laws), a President, a Secretary and a Treasurer, and may also include a Chairman of the Board, a Vice Chairman of the Board, a Chief Operating Officer, and such Vice Presidents, Assistant Secretaries, Assistant Treasurers and other officers as may be elected by the Board of Directors or otherwise provided in these By-Laws. Any two or more offices may be simultaneously held by the same person, but no person may act in more than one capacity where action of two or more officers is required. The title of any officer may include any additional designation descriptive of such officer's duties as the Board of Directors may prescribe.

     Section 2. Term of Office. The officers of the Corporation shall be elected at the annual meeting of the Board of Directors and shall hold office until their successors are elected and qualified or until their earlier death, resignation or removal. Any officer elected or appointed by the Board of Directors may be removed at any time by the Board of Direc-tors. Any vacancy occurring in any office of the Corporation required by this Article shall be filed by the Board of Directors, and any vacancy in any other office may be filled by the Board of Directors.

     Section 3. Chairman of the Board. The Board of Directors may, but need not, elect from among its members an officer designated as the Chairman of the Board. If there is a Chairman of the Board and such Chairman of the Board is also designated by the Board of Directors to be the Chief Executive Officer, then the Chairman of the Board shall have all of the duties and authority of the Chief Executive Officer and shall also, when present, preside over meetings of the Board of Directors and the stockholders. If there is a Chairman of the Board but the Chairman of the Board is not also designated as the Chief Executive Officer, then the Chairman of the Board shall, when present, preside over meetings of the Board of Directors and the stockholders and shall have such other duties and authority as may be prescribed from time to time by the Board of Directors or as are provided for elsewhere in these By-Laws.

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     Section 4.  Vice Chairman  of the Board.  The Board  of Directors may,
but  need not, elect  from among its  members an officer  designated as the
Vice Chairman of the Board.   If there is a Vice Chairman of  the Board and
such Vice Chairman of the Board is also designated by the Board of Direc-tors to be the Chief Executive Officer, then the Vice Chairman of the Board shall have all of the duties and authority of the Chief Executive Officer and shall also, when present and in the event of the absence of the Chairman of the Board, preside over meetings of the Board of Directors and the stockholders. If there is a Vice Chairman of the Board but the Vice Chairman of the Board is not also designated as the Chief Executive Officer, then the Vice Chairman of the Board shall, when present and in the event of the absence of the Chairman of the Board, preside over meetings of the Board of Directors and the stockholders and shall have such other duties and authority as may be prescribed from time to time by the Board of Directors or the Chairman of the Board or as are provided for elsewhere in these By-Laws.

     Section 5. Chief Executive Officer. If there is a Chairman of the Board and the Board of Directors designates the Chairman of the Board as the Chief Executive Officer, then the Chairman of the Board shall be the Chief Executive Officer of the Corporation. If there is a Vice Chairman of the Board and the Board of Directors designates the Vice Chairman of the Board as the Chief Executive Officer, then the Vice Chairman of the Board shall be the Chief Executive Officer of the Corporation. Otherwise, the President shall be the Chief Executive Officer of the Corporation. Subject to the direction and control of the Board of Directors , the Chairman of the Board and the Vice Chairman of the Board, the Chief Executive Officer shall supervise and control the management of the Corporation and shall have such duties and authority as are normally incident to the position of chief executive officer of a corporation and such other duties and authori-ty as may be prescribed from time to time by the Board of Directors, the Chairman of the Board or the Vice Chairman of the Board or as are provided for elsewhere in these By-Laws. The title of the Chairman of the Board, Vice Chairman of the Board or President, as the case may be, serving as the Chief Executive Officer may, but need not, also refer to his or her position as Chief Executive Officer.

     Section 6. Chief Operating Officer. If there is a Chairman of the Board or a Vice Chairman of the Board and either is also the Chief Execu-tive Officer, then the President shall be the Chief Operating Officer of the Corporation. If the President is the Chief Executive Officer, then the President shall also serve as the Chief Operating Officer unless the Board of Directors shall designate some other officer of the Corporation as the Chief Operating Officer. Subject to the direction and control of the Chairman of the Board, the Vice Chairman of the Board, the Chief Executive Officer and the Board of Directors, the Chief Operating

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Officer shall supervise  and control the operations  of the Corporation,  shall have such duties and authority as are normally incident to the position of chief operating officer of a corporation and such other duties as may be pre-scribed from time to time by the Chairman of the Board, the Vice Chairman of the Board, the Chief Executive Officer or the Board of Directors, and, in the event of the absence or disability of the Chief Executive Officer, shall have the authority and perform the duties of the Chief Executive Officer. The title of the President or other officer serving as the Chief Operating Officer may, but need not, also refer to his or her position as Chief Operating Officer.

     Section 7. President. Unless there is a Chairman of the Board or a Vice Chairman of the Board and either is also the Chief Executive Officer, the President shall be the Chief Executive Officer of the Corporation and shall have all of the duties and authority of the Chief Executive Officer. If the President is not the Chief Executive Officer, then the President shall be the Chief Operating Officer and shall have all of the duties and authority of the Chief Operating Officer. If the President shall be the Chief Executive Officer and no other officer shall have been designated by the Board of Directors as the Chief Operating Officer, then the President shall also have all of the duties and authority of the Chief Operating Officer. During any period in which there shall not be a Chairman of the Board or a Vice Chairman of the Board, the President shall have all of the duties and authority of the Chairman of the Board. The President shall preside over meetings of the Board of Directors and the stockholders if there is no Chairman of the Board or Vice Chairman of the Board or, if there is a Chairman of the Board or Vice Chairman of the Board, in the event of their absence. The President shall also have such other duties and authority as may be prescribed from time to time by the Chairman of the Board, the Vice Chairman of the Board, the Chief Executive Officer or the Board of Directors.

     Section 8. Vice President. The Vice President, and if there be more than one, the Vice President designated by the Board of Directors, shall, in the event of the absence or disability of the President, have the authority and duties of the President (including the duties and authority of the President as either Chief Executive Officer or Chief Operating Officer or both, if the President serves as such). In addition, each Vice President shall have such other duties and authority as are normally incident to the office of Vice President or as shall be prescribed from time to time by the Board of Directors, the Chairman of the Board, the Vice Chairman of the Board, the Chief Executive Officer or the Chief Operating Officer.

     Section 9. Secretary. The Secretary shall keep a record of all proceedings of the stockholders and the Board of Directors, and shall perform like duties for committees of the Board of Directors when required. The Secretary shall give, or cause to be given,

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notice, if any, of all meetings of the stockholders and shall have such other duties and authority as may be prescribed from time to time by the Board of Directors, the Chairman of the Board, the Vice Chairman of the Board, the Chief Executive Officer or the Chief Operating Officer. The Secretary shall have custody of the corporate seal of the Corporation and the Secretary, or in the event of the absence or disability of the Secretary any Assistant Secretary, shall have authority to affix the same to any instrument requiring it, and when so affixed it may be attested by the signature of the Secretary or an Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest such affixing of the seal.

     Section 10. Assistant Secretary. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the event of the absence or disability of the Secretary, have the duties and authority of the Secretary and shall have such other duties and authority as may from time to time be prescribed by the Board of Directors, the Chairman of the Board, the Vice Chairman of the Board, the Chief Executive Officer, the Chief Operating Officer or the Secretary.

     Section 11. Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chairman of the Board, the Vice Chairman of the Board, the Chief Executive Officer, the Chief Operating Officer and the Board of Directors, at its regular meetings or when the Board of Directors so requires, an account of all transactions as Treasurer and of the financial condition of the Corporation. The Treasurer shall have such other duties and authority as may from time to time be prescribed by the Board of Directors, the Chairman of the Board, the Vice Chairman of the Board, the Chief Executive Officer, the Chief Operating Officer or the Chief Financial Officer.

     Section  12.   Assistant Treasurer.   The  Assistant Treasurer,  or if
there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election) shall, in the event of the absence or disability of the Treasurer, have the duties and authority of the Treasurer and shall have such other duties and authority as may from time to time be prescribed by the Board of Directors, the Chairman of the Board, the Vice Chairman of

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
the Board, the Chief Executive Officer, the Chief Operating Officer or the Treasurer.

     Section 13. Other Officers. Any officer who is elected or appointed from time to time by the Board of Directors and whose duties and authority are not specified in these By-Laws shall have such duties and authority as may be prescribed from time to time by the Board of Directors, the Chairman of the Board, the Vice Chairman of the Board, the Chief Executive Officer or the Chief Operating Officer.

                                 ARTICLE V

                           CERTIFICATES OF STOCK

     Section 1. Form. The shares of the Corporation shall be represented by certificates; provided, however, that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of the Corporation's stock shall be uncertificated shares. Certif-icates of stock in the Corporation, if any, shall be signed by or in the name of the Corporation by the Chairman of the Board, the Vice Chairman of the Board, the Chief Executive Officer, the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation. Where a certificate is coun-tersigned by a transfer agent, other than the Corporation or an employee of the Corporation, or by a registrar, the signatures of the Chairman of the Board, the Vice Chairman of the Board, the Chief Executive Officer, the President or a Vice President and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, the certificate may be issued by the Corporation with the same effect as if such officer, transfer agent or registrar were such officer, transfer agent or registrar at the date of its issue.

     Section 2. Transfer. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certifi-cate of stock or uncertificated shares in place of any certificate therefor issued by the Corporation to the person entitled thereto, cancel the old certificate and record the transaction on its books.

     Section 3. Replacement. In case of the loss, destruction or theft of a certificate for any stock of the Corporation, a new certificate of stock or uncertificated shares in place of any certificate therefor issued by the Corporation may be issued upon

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

satisfactory proof of such loss, destruction or theft and upon such terms as the Board of Directors may prescribe. The Board of Directors may in its discretion require the owner of the lost, destroyed or stolen certificate, or his legal representative, to give the Corporation a bond, in such sum and in such form and with such surety or sureties as it may direct, to indemnify the Corporation against any claim that may be made against it with respect to a certificate alleged to have been lost, destroyed or stolen.

                                 ARTICLE VI

                 INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 1. The corporation shall indemnify its directors and offi-cers, and may indemnify its agents and employees, to the full extent now or hereafter permitted under the Certificate of Incorporation of the Corpora-tion and under the General Corporation Law of the State of Delaware; provided, however, that the corporation shall be required to indemnify an officer or director in connection with an action, suit or proceeding initiated by such person only if such action, suit or proceeding was autho-rized by the corporation.

     Section 2. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertak-ing by or on behalf of such director, officer, employee or agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation under this article.

     Section 3. The indemnification and advancement of expenses provided by or granted pursuant to the other subsections of this Article shall not be deemed exclusive or any other rights to which those seeking indemnifica-tion or advancement of expenses may be entitled under any by-law, agree-ment, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

     Section 4. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partner-ship, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not he would be entitled to indemnity against such liability under the provisions of this Article.

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

     Section 5. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

                                ARTICLE VII

                             GENERAL PROVISIONS

     Section 1. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

     Section 2. Corporate Seal. The corporate seal shall be in such form as may be approved from time to time by the Board of Directors. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

     Section 3. Waiver of Notice. Whenever any notice is required to be given under law or the provisions of the Certificate of Incorporation or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to notice.

                                ARTICLE VIII

                                 AMENDMENTS

     These By-Laws may be altered, amended or repealed or new By-Laws may be adopted by the Board of Directors. The fact that the power to amend, alter, repeal or adopt By-Laws has been conferred upon the Board of Directors shall not divest the stockholders of the same powers.

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